Exhibit 107

Calculation of Filing Fee Tables

____________________________________________S-1_____________________________________________
(Form Type)

_____________________________________ Grom Social Enterprises, Inc.____________________________________________
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, $0.001 par value (2)	457(o)			5,000,000	$0.00011020	$551
	Equity	Warrants (2) (3)	457(g)			-
	Equity	Pre-Funded Warrants (2) (3)	457(g)
	Equity	Shares of Common Stock, par value $0.001 per share, issuable upon exercise of Warrants	457(o)			5,000,000	$0.00011020	$551
	Equity	Shares of Common Stock, par value $0.001 per share, issuable upon exercise of Pre-Funded Warrants	457(o)			5,000,000	$0.00011020	$551

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$1,653
	Total Fees Previously Paid

	Net Fee Due							$1,653

(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price.
(2)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, warrants and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $[●].
(3)	No fee pursuant to Rule 457(g) of the Securities Act.